                                                                       EXHIBIT 7

                          [Susan Hirt Hagen Letterhead]

                                January 12, 2001

VIA HAND DELIVERY

Jan Van Gorder, Esq., Corporate Secretary
Erie Indemnity Company
100 Erie Insurance Place
Erie, Pennsylvania 16530

Nominating Committee of the Board of Directors
Erie Indemnity Company
100 Erie Insurance Place
Erie, Pennsylvania 16530
Attention:  Jan Van Gorder, Esq., Corporate Secretary

         Re:      Shareholder Proposals With Respect To 2001 Annual Meeting

Dear Mr. Van Gorder:

         I am hereby submitting this notice (the "Notice") to Erie Indemnity Company (the "Company") in accordance with the requirements of Sections 2.07(a) and (b) of the Amendment and Restatement of Bylaws of the Company, dated August 16, 1999 (the "Bylaws"). My business address is 100 State Street, Suite 440, Erie, Pennsylvania 16507-1456.

         I am the owner of 12 shares of Class B Common Stock, no par value per share, of the Company (the "Class B Common Stock"), and the beneficiary of one of two trusts under a trust agreement created by my father, Henry Orth Hirt, co-founder of the Company (the "Trusts"). The Trusts beneficially own 2,340 shares of Class B Common Stock: I am the beneficiary of one of the Trusts which holds 1,170 shares of Class B Common Stock; and my brother, F. William Hirt, is the beneficiary of the other Trust which holds 1,170 shares of Class B Common Stock. For further information on my ownership of the Company's securities, reference should be made to Annex C attached to this Notice.

         I hereby notify the Company of five shareholder proposals in respect of the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting"), tentatively scheduled for April 24, 2001:

         (1) I propose the following persons (the "Hagen Nominees") for consideration by the Nominating Committee of the Company for election to the Board of Directors of the Company (the "Board") at the Annual Meeting:

                        Kenneth B. Frank

                     *  Patricia Garrison-Corbin

                     *  Susan Hirt Hagen

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
                        Louis V. Imundo, Jr., Ph.D.

                        Hon. Linda S. Kaiser, Esq., CPCU

                     *  Samuel P. Katz

                     *  Claude C. Lilly, III, Ph.D., CLU, CPCU

                     *  Henry N. Nassau, Esq.

                        Richard J. Pinola, CPA

                        -----------------
                        *  Current Directors

         I believe the Hagen Nominees are appropriate candidates for election at the Annual Meeting.

         (2) If any of the five Hagen Nominees who are current directors and at least two other Hagen Nominees are not selected by the Nominating Committee when it announces its slate, this Notice also constitutes my proposal to nominate all of the Hagen Nominees not included on the Nominating Committee's slate for election as directors of the Company at the Annual Meeting. I will appear at the Annual Meeting to nominate such Hagen Nominees for election to the Board. In the event that the size of the Board is increased beyond 12, I will nominate all the Hagen Nominees that are not included on the Nominating Committee slate. In addition, I reserve the right to nominate additional candidates at the Annual Meeting if the size of the Board is increased above 16, the current maximum number permitted by the Company's Bylaws.

         (3) To permit shareholders sufficient time within which to consider and propose the nomination of candidates to stand for election to the Company's Board of Directors, I propose that the advance notice provision adopted in 1999, which is embodied in Section 2.07(a) of the Bylaws of the Company, be amended to read as follows (capitalized letters indicate additions; [+] indicates deletions):

                  "(a) Shareholder Proposals Relating to Candidates for Election as Directors. NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS MAY BE MADE AT ANY MEETING OF SHAREHOLDERS AT WHICH DIRECTORS ARE TO BE ELECTED (I) BY OR AT THE DIRECTION OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS, OR (II) BY ANY SHAREHOLDER WHO IS ENTITLED TO VOTE AT ANY MEETING AT WHICH SUCH DIRECTORS ARE TO BE ELECTED AND WHO COMPLIES WITH THE NOTICE PROCEDURES SET FORTH IN THIS SECTION 2.07(A) (A "DIRECTOR NOMINATION").

                  (1) A Shareholder, whether or not entitled to vote in the
                      election of Directors, may propose to the Nominating Committee of the Board of Directors one or more persons who the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at any meeting of Shareholders at which Directors are to be elected (A "SHAREHOLDER NOMINATION PROPOSAL"). [+]

                  (2) A SHAREHOLDER NOMINATION PROPOSAL OR DIRECTOR NOMINATION
                      shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein and otherwise in accordance with this Section 2.07(a).

                  (3) In the case of an annual meeting of Shareholders, any such written SHAREHOLDER NOMINATION Proposal must be received by the Nominating Committee not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written SHAREHOLDER NOMINATION Proposal by a Shareholder must be received by the Nominating Committee within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission (the "SEC"), or otherwise publicly disseminated notice that an annual meeting of Shareholders will be held.

                  (4) In the case of a special meeting of Shareholders, any such written SHAREHOLDER NOMINATION Proposal by a Shareholder must be received by the Nominating Committee within five business days after the earlier of the date that the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

                  (5) THE CORPORATION SHALL PUBLICLY ANNOUNCE THE NOMINATING
                      COMMITTEE'S NOMINEES FOR ELECTION TO THE BOARD OF
                      DIRECTORS: (I) IN THE CASE OF AN ANNUAL MEETING OF SHAREHOLDERS, NOT LESS THAN 30 CALENDAR DAYS NOR MORE THAN 90 CALENDAR DAYS BEFORE THE FIRST ANNIVERSARY OF THE DATE ON WHICH THE CORPORATION FIRST MAILED ITS PROXY STATEMENT TO SHAREHOLDERS FOR THE ANNUAL MEETING OF SHAREHOLDERS IN THE IMMEDIATELY PRECEDING YEAR; PROVIDED, HOWEVER, THAT IN THE CASE OF AN ANNUAL MEETING OF SHAREHOLDERS THAT IS CALLED FOR A DATE WHICH IS NOT WITHIN 30 CALENDAR DAYS BEFORE OR AFTER THE FIRST ANNIVERSARY DATE OF THE ANNUAL MEETING OF SHAREHOLDERS IN THE IMMEDIATELY PRECEDING YEAR, SUCH PUBLIC ANNOUNCEMENT SHALL BE MADE WITHIN FIVE BUSINESS DAYS FOLLOWING THE LAST DAY ON WHICH SHAREHOLDER NOMINATION PROPOSALS MUST BE RECEIVED BY THE NOMINATING COMMITTEE; OR (II) IN THE CASE OF A SPECIAL MEETING OF SHAREHOLDERS, IN THE NOTICE MAILED TO SHAREHOLDERS OR OTHER PUBLICLY DISSEMINATED NOTICE IN ACCORDANCE WITH PARAGRAPH (4) ABOVE THAT SUCH SPECIAL MEETING WILL BE HELD.

                  (6) ANY SUCH WRITTEN DIRECTOR NOMINATION MUST BE RECEIVED BY
                      THE NOMINATING COMMITTEE: (I) IN THE CASE OF AN ANNUAL MEETING OF SHAREHOLDERS, NOT MORE

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
                      THAN 30 CALENDAR DAYS FOLLOWING THE CORPORATION'S PUBLIC ANNOUNCEMENT OF THE NOMINATING COMMITTEE'S NOMINEES FOR DIRECTOR IN CONNECTION WITH SUCH MEETING, OR (II) IN THE CASE OF A SPECIAL MEETING OF SHAREHOLDERS, WITHIN FIVE BUSINESS DAYS AFTER THE EARLIER OF THE DATE THAT THE CORPORATION SHALL HAVE MAILED NOTICE TO ITS SHAREHOLDERS THAT A SPECIAL MEETING OF SHAREHOLDERS WILL BE HELD, ISSUED A PRESS RELEASE, FILED A PERIODIC REPORT WITH THE SEC, OR OTHERWISE PUBLICLY DISSEMINATED NOTICE THAT A SPECIAL MEETING OF SHAREHOLDERS WILL BE HELD; PROVIDED THAT, IN EITHER CASE, IF NO SUCH PUBLIC ANNOUNCEMENT IS MADE BY THE CORPORATION, ANY SUCH WRITTEN DIRECTOR NOMINATION MUST BE RECEIVED AT ANY TIME PRIOR TO THE ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS.

                  (7) Such written SHAREHOLDER NOMINATION Proposal OR DIRECTOR
                      NOMINATION by a Shareholder shall set forth (A) the name and address of the Shareholder who has made the proposal,
                      (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment for the past five years of each person so proposed, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of SEC Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the proposing Shareholder with respect to such person's proposal, election as a Director, and actions to be proposed or taken by such person if elected as a Director,
                      (F) the written consent of each person so proposed to serve as a Director if nominated and elected as a Director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a Director of each person so proposed.

                  (8) If a written SHAREHOLDER NOMINATION Proposal OR A WRITTEN
                      DIRECTOR NOMINATION by a Shareholder submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (7) hereof or is otherwise deficient, the Chairperson of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the written SHAREHOLDER NOMINATION Proposal OR DIRECTOR NOMINATION by a Shareholder and such Shareholder shall have five business days from receipt of such notice to submit a revised SHAREHOLDER NOMINATION Proposal OR DIRECTOR NOMINATION that corrects such failure or deficiency in all material respects."

I will appear at the Annual Meeting to present this proposal.

(4) To ensure that the Committees of the Board of Directors are composed of Directors who are sufficiently independent of management and the Company, I propose that the following sections of the Bylaws of the Company be amended as indicated below (capitalized letters indicate additions; [+] indicates deletions) and that a new Section 3.17 be added at the end of Article III of the Bylaws of the Company as indicated below:

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
                  -        Proposed Amendment to Paragraph (a) of Section 3.07.
                           Executive Committee:

                           "(a) General Rule. There shall be an Executive Committee which, except as provided in subsection
                           (b), shall have and exercise all power and authority of the Board of Directors between meetings of the Board. The Executive Committee shall consist of not fewer than three (3) regular members including the Chief Executive Officer of the corporation who shall be Chairman of the Executive Committee, unless another member shall be designated by resolution of the Board. All of the regular members shall be designated by resolution of the Board. Not less than one-third of the committee must be Directors who are [+] INDEPENDENT (AS SUCH TERM IS DEFINED IN SECTION
                           3.17 BELOW). The Executive Committee shall meet at any time and place designated and at least six hours oral or written notice given by or on behalf of the Chairman of the Executive Committee, and shall report promptly to the entire Board of Directors the substance of any action taken by the Executive Committee, which action may be changed by the Board without prejudice to intervening rights."

                  -        Proposed Amendment to Paragraph (a) of Section 3.08.
                           Audit Committee and Audit:

                           "(a) Appointment. The Board of Directors shall appoint annually an Audit Committee which shall consist of not less than three (3) Directors who are [+] INDEPENDENT (AS SUCH TERM IS DEFINED IN SECTION
                           3.17 BELOW). The Audit Committee shall determine the nature and extent of the audit of the corporation. The Audit Committee shall determine the nature and extent of the audit of the records and of the verification and certification of the accounts of the corporation, and not later than at the last meeting of the Board in a calendar year, shall recommend to the Board the engagement and compensation of an independent Certified Public Accountant or firm of such accountants to audit the said records and certify the said accounts for the ensuing calendar year. In making said audit, verification and certification, said accountant or firm shall be under the direction of the Audit Committee and shall be responsible to and shall report to the Board of Directors and not to the officers of the corporation. The Chief Executive Officer and the President, if not also the Chief Executive Officer, shall be non-voting, ex-officio members of the Audit Committee."

                  -        Proposed Amendment to Section 3.09. Nominating
                           Committee:

                           "The Board of Director shall appoint annually a Nominating Committee which shall consist of not less than three (3) Directors who are [+] INDEPENDENT (AS SUCH TERM IS DEFINED IN SECTION 3.17 BELOW). The Nominating Committee shall, prior to the Annual Meeting, determine and nominate candidates for the office of Directors of the corporation to be elected by the shareholders to serve terms as established by the bylaws and until their successors are appointed."

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                  -        Proposed Amendment to Section 3.10. Executive
                           Compensation Committee:

                           "The Board of Directors shall appoint annually an Executive Compensation Committee which shall consist of not less than three (3) Directors who are [+] INDEPENDENT (AS SUCH TERM IS DEFINED IN SECTION 3.17 BELOW). The Executive Compensation Committee shall be responsible for evaluating the performance of the principal officers of the corporation and recommending to the Board of Directors the [+] compensation of the principal officers. The Executive Compensation Committee shall also be responsible for the drafting of reports, disclosures, evaluations and other documents relating to executive compensation for filing with State and Federal regulatory authorities."

                  -        Proposed Amendment to Section 3.12. Other Committees:

                           "The Board of Directors may designate from time to time any other committees as the Board may deem necessary and appropriate. The Board may set the number of members of any such committee and may appoint such members. Not less than one-third of any committee created hereunder must be Directors who are [+] INDEPENDENT (AS SUCH TERM IS DEFINED IN SECTION
                           3.17 BELOW)."

                  -        Proposed Addition of Section 3.17. Definition of
                           Independent:

                           "SECTION 3.17. DEFINITION OF INDEPENDENT. FOR PURPOSES OF THIS ARTICLE III, A DIRECTOR SHALL NOT BE "INDEPENDENT" IF HE OR SHE (I) IS, OR HAS BEEN WITHIN THE PREVIOUS TWO YEARS, AN EMPLOYEE OR OFFICER OF OR AN AGENT OR CONSULTANT FOR THE CORPORATION OR ANY ENTITY CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE CORPORATION, (II) HAS DURING THE CURRENT YEAR, OR HAS HAD DURING EITHER OF THE PREVIOUS TWO YEARS, ANY BUSINESS RELATIONSHIP WITH THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION THAT WOULD BE REQUIRED TO BE DISCLOSED UNDER PARAGRAPH (B) OF ITEM 404 OF REGULATION S-K PROMULGATED BY THE SEC IF PROXIES WERE TO BE SOLICITED BY THE CORPORATION FOR THE ELECTION AS A DIRECTOR OF SUCH PERSON OR (III) IS A BENEFICIAL OWNER OF A CONTROLLING INTEREST IN THE VOTING STOCK OF THE CORPORATION OR ANY ENTITY CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE CORPORATION."

I will appear at the Annual Meeting to present this proposal.

         (5) One of the most important fiduciary duties of a Board of Directors is to make sure that plans and procedures are in place for the selection of highly competent and motivated principal officers and to ensure that there are appropriate succession plans for those principal officers. In fact, the Pennsylvania Insurance Holding Company Act requires that the corporation have a committee consisting of independent directors charged with the responsibility for recommending to the Board the selection of principal officers. The Company Bylaws presently provide for the selection of principal officers by the same small committee which deals with executive compensation issues and does not provide for the creation of a succession process at all. Therefore, in the interest of assuring the implementation of fair and efficient procedures where none currently exist for selecting the principal officers of the Company and their successors from time to time, I propose that a new Section 3.18 be added at the end of Article III of the Bylaws of the Company as follows, thereby creating a Principal Officers Selection Committee composed of truly independent directors to deal exclusively with critically important selection and succession planning issues:

                   "Section 3.18 Principal Officers Selection Committee. The
                  Board of Directors shall appoint annually a Principal Officers Selection Committee consisting of all of the Directors then serving on the Board who are Independent (as such term is defined in Section 3.17 above). The Principal Officers Selection Committee shall (i) meet from time to time to implement and review procedures for the identification, selection and employment of the Company's various principal officers and their successors elected by the Board of Directors under Section 4.02 of these Bylaws, (ii) appoint an advisory panel with whom the Committee shall consult on a regular basis, such panel to consist of any Director who is not Independent solely by reason of clause (iii) of the definition of such term, the corporation's Chief Executive Officer and any other current or former principal officer of the corporation as the Committee may deem appropriate, (iii) have the authority to retain a professional search firm as well as other professional advisors (including independent legal counsel) and (iv) take such other steps as it believes are necessary and appropriate to identify principal officers and their successors for the corporation. In the first year of its existence, the Principal Officers Selection Committee shall include in the corporation's second quarter Form 10-Q and Form 10-K, and thereafter shall include in the corporation's proxy statement, a report to the Shareholders describing the Committee's activities since its previous report to Shareholders, including the number of meetings held, and the procedures that it has adopted for the identification, selection and retention of principal officers and their successors."

I will appear at the Annual Meeting to present this proposal.

                                      * * *

         I hereby advise you that certain information relating to each of the Hagen Nominees as required by the Bylaws is set forth herein and in Annexes A through I of this Notice.

         Except as set forth herein or in any of such Annexes, to the best of my knowledge (i) no Hagen Nominee, other than myself, current director Henry N. Nassau (who purchased 1,000 shares of Class A stock on the open market on June 9, 2000) and current director Claude C. Lilly, III (who purchased 200 shares of Class A stock on the open market on May 26, 2000 and 500 shares of Class A stock on the open market on November 20, 2000), owns any securities of the Company or any parent or subsidiary of the Company, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Company within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Company, (ii) no Hagen Nominee, his or her associates or any member of his or her immediate family, has any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates or (b) with respect to future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 1999 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party and in which the amount involved exceeds $60,000, (iii) no Hagen Nominee is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (iv) no Hagen Nominee or any of his or her associates has any arrangement or understanding with any person pursuant to which he or she was or is to be selected as a director, nominee or officer of the Company, and (v) there is no other information with respect to any Hagen Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Exchange Act of 1934, as amended. Although not specifically required to be disclosed by the proxy solicitation rules promulgated by the SEC, in the interest of full disclosure, I do want to point out that one of the Hagen Nominees, current director Henry N. Nassau, along with my husband, serve as directors of Bliley Technologies, Inc., a private company owned by Roger W. Richards, Esq., who serves as legal counsel for my family. Matters disclosed in any part of this Notice, including the Annexes, should be deemed disclosed for all purposes of this Notice. The written consent of each Hagen Nominee to be nominated and to serve as a director of the Company is attached to each such Hagen Nominee's Annex to this Notice.

         There are no arrangements or understandings between myself and any Hagen Nominee and any other person with respect to the proposals contained in this Notice, the election of each Hagen Nominee as a director, or any actions to be proposed or taken by any Hagen Nominee if elected as a director, except that I have agreed to indemnify each Hagen Nominee who is not currently serving as a director of the Company from and against any losses incurred by such Hagen Nominee resulting from, relating to or arising out of the nomination of such Hagen Nominee for election as a director of the Company at the Annual Meeting.

         The reason for, and the general effect of, the proposals relating to the nomination of candidates for director included in this Notice is to cause the election of a Board a majority of whose members are dedicated to safeguarding the core principles practiced by my father, H.O. Hirt, the Company's co-founder, and to responding to the long-range goals and needs of the Company, its shareholders and its other constituencies. The reasons for, and the general effect of, the other proposals included in this Notice are to permit voting shareholders sufficient time within which to consider the Nominating Committee's proposed Board candidates before they are required to present nominees of their own; to impose a higher standard for independence to qualify for service on Board committees in order to ensure the independence of Board members from the influence of management; and to appoint a committee specifically responsible for creating and implementing selection and succession plans and procedures for the Company's principal officers where none currently exist.

         Each of the proposals included in this Notice is a proper matter for shareholder action. This Notice sets forth information which is equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for shareholder consideration of the proposals included in this Notice at a meeting of shareholders, including information required if proxies were solicited for the election of the Hagen Nominees as directors of the Company. I do not currently intend to solicit proxies for the Annual Meeting, but will bear all costs if proxies are solicited.

                                        Sincerely,

                                        /s/ Susan Hirt Hagen
                                        -------------------------------
                                        Susan Hirt Hagen

Enclosures:  Annexes A-I

cc:      John M. Petersen
         Chairperson, Nominating Committee

                                                                         ANNEX A

         Name:                   KENNETH B. FRANK (the "Nominee")
         Age:                    56

         Business address:       The Technology Group, Inc.
                                 One North Charles Street, Suite 1300
                                 Baltimore, MD 21201

         Residence address:      1808 Dixon Road
                                 Baltimore, MD 21209

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

         1989-Present:           Founder, President and CEO
                                 The Technology Group, Inc.
                                 Baltimore, MD
                                 (Software development company)

         The corporation listed above is not a parent, subsidiary or other affiliate of Erie Indemnity Company. The Nominee does not hold any positions or offices with Erie Indemnity Company.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

         None

         Set forth below are the number of shares of capital stock of Erie Indemnity Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

         None

         The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. Also attached hereto is the written consent of the Nominee to be named as a nominee for election as a director of Erie Indemnity Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE


                  The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)

Dated:  January 5, 2001

                                    /s/ Kenneth B. Frank
                                    -------------------------
                                    Kenneth B. Frank

                                                                         ANNEX B

     Name:              PATRICIA GARRISON-CORBIN (the "Nominee"), a current
                        Director

     Age:               53

     Business address:  P.G. Corbin & Company, Inc.
                        Two Commerce Square, Suite 3420
                        2001 Market Street
                        Philadelphia, PA 19103

     Residence address: 1828 Delancey Street
                        Philadelphia, PA 19103

      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

      1986-Present:           Founder, President and CEO
                              P.G. Corbin & Company, Inc.
                              Philadelphia, PA
                              (Financial advisory and investment
                              management services for municipalities)

      The corporation listed above is not a parent, subsidiary or other affiliate of Erie Indemnity Company (the "Company"). The Nominee does not hold any positions or offices with the Company, except that of director of the Company and certain affiliates and subsidiaries.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      Sole stockholder/director of P.G. Corbin Asset Management, Inc.
      Sole stockholder of company which is managing partner of The Delancey
        Capital Group
      Erie Indemnity Company
      Erie Family Life Insurance Company

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

      None

      Attached is the written consent of the Nominee to be named as a nominee for election as a director of Erie Indemnity Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

            The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)


Dated:  January 8, 2001


                                          /s/ Patricia Garrison-Corbin
                                          ----------------------------
                                          Patricia Garrison-Corbin

                                                                         ANNEX C

      Name:              SUSAN HIRT HAGEN (the "Nominee"), a current Director

      Age:               65

      Business address:  100 State Street, Suite 440
                         Erie, PA 16507-1456

      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

      1967-Present:           Co-Trustee, H.O. Hirt Trusts
      1990-1999:              Managing Partner, Hagen Herr & Peppin

      None of the entities listed above is a parent, subsidiary or other affiliate of the Erie Indemnity Company (the "Company"), except for the H.O. Hirt Trusts which hold 76.22% of the controlling Class B stock of the Company. The Nominee does not hold any positions or offices with the Company, except that of director of the Company and certain affiliates and subsidiaries.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      Erie Indemnity Company
      Eric Family Life Insurance Company

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:

      12 shares Class B stock, 1990
      1,170 shares Class B stock held by H.O. Hirt Trusts, 1967
      6,658,800 shares Class A stock, 1954
      10,092,900 shares Class A stock held by Hagen Family Limited Partnership of which Nominee is a limited partner, 1989

      Mrs. Hagen has entered into an Indemnification Agreement with each Hagen Nominee who is not currently serving as a director of the Company. Mrs. Hagen also has obtained the written consent of each Hagen Nominee to be named as a nominee for election as a director of the Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between Mrs. Hagen and each Hagen Nominee with respect to the proposals contained in the Notice, the election of the Hagen Nominee as a director, and actions to be proposed or taken by the Hagen Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

      The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)


Dated:  January 5, 2001

                                          /s/ Susan Hirt Hagen
                                          --------------------
                                          Susan Hirt Hagen

                                                                         ANNEX D

      Name:               LOUIS V. IMUNDO, JR., Ph.D.

      Age:                58

      Business address:   6116 Old Spanish Trail
                          Dayton, OH  45459

      Residence address:  6116 Old Spanish Trail
                          Dayton, OH  45459

      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

      1990-Present:           President
                              Louis V. Imundo, Inc.
                              Dayton, OH
                              (Arbitration and mediation services)

      None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company (the "Company"). The Nominee does not hold any positions or offices with the Company.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      None

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

      None

      The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. Also attached is the written consent of the Nominee to be named as a nominee for election as a director of the Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

            The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)

Dated:  January 7, 2001

                                                 /s/ Louis V. Imundo, Jr.
                                                ----------------------------
                                                Louis V. Imundo, Jr.

]                                                                        ANNEX E

      Name:               HON. LINDA SUSAN KAISER, ESQ., CPCU
                          (the "Nominee")

      Age:                44

      Business address:   Saul Ewing LLP
                          Centre Square West
                          1500 Market Street - 38th Floor
                          Philadelphia, PA 19102

      Residence address:  313 Monroe Street
                          Philadelphia, PA 19147


      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

      June 2000-Present:      Partner, Saul Ewing LLP
                              Philadelphia, PA

      July 1997-June 2000:    Senior Vice President, General Counsel and
                              Secretary
                              Reliance Insurance Company
                              Philadelphia, PA

      January 1995-June 1997: Insurance Commissioner, Commonwealth of
                              Pennsylvania
                              Harrisburg, PA

      None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company (the "Company"). The Nominee does not hold any positions or offices with the Company.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      None

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

      None

      The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. Also attached is the written consent of the Nominee to be named as a nominee for election as a director of the Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

            The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)

Dated:  January 5, 2001

                                                /s/ Linda Susan Kaiser
                                               ----------------------------
                                               Linda Susan Kaiser

                                                                         ANNEX F

      Name:                SAMUEL P. KATZ (the "Nominee"), a current Director

      Age:                 51

      Business address:    Enter Sport Capital Advisors, Inc.
                           One Presidential Boulevard, Suite 422
                           Bala Cynwyd, PA 19004

      Residence address:   325 West Allens Lane
                           Philadelphia, PA 19119

      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

      2000-Present:           President and CEO
                              Greater Philadelphia First Foundation
                              Philadelphia, PA
                              (Non-profit corporation)

      1997-Present:           Founder, President and CEO
                              Enter Sport Capital Advisors, Inc.
                              Bala Cynwyd, PA
                              (Private investment development and
                              consulting firm)

      1994-1997:              Partner, Stafford Capital Partners, L.P.
                              Philadelphia, PA
                              (Investment company and developer)

      None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company (the "Company"). The Nominee does not hold any positions or offices with the Company, except that of director of the Company and certain affiliates and subsidiaries.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      Erie Indemnity Company
      Erie Family Life Insurance Company

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

      None

      Attached is the written consent of the Nominee to be named as a nominee for election as a director of Erie Indemnity Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

            The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)

Dated:  January 4, 2001

                                                  /s/ Samuel P. Katz
                                                 -----------------------
                                                 Samuel P. Katz

                                                                         ANNEX G

      Name:               CLAUDE C. LILLY, III, Ph.D., CLU, CPCU
                          (the "Nominee"), a current Director

      Age:                54

      Business address:   Belk College of Business Administration
                          University of North Carolina Charlotte
                          9201 University City Boulevard
                          Charlotte, NC 28223

      Residence address:  10700 Tavernay Parkway
                          Charlotte, NC 28262

      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

      May 2000-Present:           Dean
                                  Belk College of Business
                                  Administration, University of
                                  North Carolina Charlotte


      July 1998-April 2000:       Interim Dean
                                  Belk College of Business
                                  Administration, University of
                                  North Carolina Charlotte

      August 1997-Present:        James H. Harris Chair of Risk
                                  Management and Insurance
                                  Belk College of Business
                                  Administration, University of
                                  North Carolina Charlotte

      August 1995-January 1996:   CEO
                                  Quinstone, Inc.
                                  Quincy, FL
                                  (Manufacturing - on leave from
                                  Florida State University)

      August 1981-August 1997:    Professor of Risk Management
                                  and Insurance, Florida State
                                  University, Tallahassee, FL

      None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company (the "Company"). The Nominee does not hold any positions or offices with the Company, except that of director of the Company and certain affiliates and subsidiaries.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      Erie Indemnity Company
      Erie Family Life Insurance Company

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

      700 shares of Class A stock, 2000

      Attached is the written consent of the Nominee to be named as a nominee for election as a director of Erie Indemnity Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

            The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)

Dated:  January 8, 2001

                                                  /s/ Claude C. Lilly, III
                                                 ---------------------------
                                                 Claude C. Lilly, III

                                                                         ANNEX H

      Name:                  HENRY N. NASSAU, ESQ. (the "Nominee"), a current
                             Director

      Age:                   46

      Business address:      Internet Capital Group, Inc.
                             435 Devon Park Drive, Suite 803
                             Wayne, PA 19087

      Residence address:     Wilson Farm
                             113A Swedesford Road
                             Malvern, PA 19355

      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

      2000-Present:              Director, Higher Mountain, Inc.
                                 (Internet procurement company)

      2000-Present               Director, PaperExchange, Inc.
                                 (ICGE backed vertical exchange for the paper industry)

      May 1999-Present:          Managing Director, General Counsel & Secretary
                                 Internet Capital Group, Inc. (NASDAQ:  ICGE)
                                 (Internet holding company)

      1999-Present:              Director, CourtLink, Inc.
                                 (ICGE backed legal internet companies)

      1999-Present:              Director, Bliley Technologies, Inc.
                                 (Electronics component manufacturer)

      September 1987-May 1999:   Partner and Chairman of the Business
                                 Department (5/97-5/99)
                                 Dechert Price & Rhoads
                                 Philadelphia, PA (Law firm)

      None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company (the "Company"). The Nominee does not hold any positions or offices with the Company, except that of director of the Company and certain affiliates and subsidiaries.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      Erie Indemnity Company
      Erie Family Life Insurance Company

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

      1,000 shares of Class A stock, 2000

      Attached is the written consent of the Nominee to be named as a nominee for election as a director of Erie Indemnity Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

            The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)

Dated:  January 8, 2001

                                                  /s/ Henry N. Nassau
                                                 -----------------------
                                                 Henry N. Nassau

                                                                         ANNEX I

      Name:               RICHARD J. PINOLA, CPA

      Age:                54

      Business address:   1818 Market Street
                          Thirty-Third Floor
                          Philadelphia, PA  19103-3614

      Residence address:  1322 N. Tulip Drive
                          West Chester, PA  19380

      Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.


      1994-Present:         Director
                            K-Tron International, Inc. (NASDAQ:  KTII)
                            Pitman, NJ
                            (Producer of process control and material handling equipment)

      1992-Present:         Chairman and CEO
                            Right Management Consultants, Inc. (NASDAQ:  RMCI)
                            Philadelphia, PA
                            (Career management and human resource consulting)

      1968-1991             President and Chief Operating Officer
                            Penn Mutual Life Insurance Company
                            Philadelphia, PA
                            (Diversified financial services)

      None of the entities listed above is a parent, subsidiary or other affiliate of Erie Indemnity Company (the "Company"). The Nominee does not hold any positions or offices with the Company.

      The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

      K-Tron International, Inc. (NASDAQ: KTII)
      Right Management Consultants, Inc. (NASDAQ: RMCI)

      Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock.

      None

      The Nominee and Mrs. Hagen have entered into an Indemnification Agreement, a copy of which is attached hereto. Also attached is the written consent of the Nominee to be named as a nominee for election as a director of the Company and to serve if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Mrs. Hagen contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.

                               CONSENT OF NOMINEE

            The undersigned hereby consents to being named as a nominee for election as a director of the Company at the Annual Meeting (or any special meeting of the stockholders of Erie Indemnity Company (the "Company") called for that purpose) in any materials submitted by on or behalf of myself to the Company or filed by on or behalf of myself or the Company with the Securities and Exchange Commission, and further consents to serve as a director of the Company if elected at the Annual Meeting (or at any special meeting of stockholders of the Company called for that purpose.)

Dated:  January 5, 2001

                                                 /s/ Richard J. Pinola
                                                ------------------------
                                                Richard J. Pinola